Exhibit 10.23

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2011 (the “Effective Date”), by and between IASO Pharma Inc., a Delaware corporation, with offices at 12707 High Bluff Drive, Suite 200, San Diego, California 92130 (the “Company ”) and __________________, [a/an] _________ [residing/having an address] at ____________________ (the “Selling Stockholder”).

R E C I T A L S

A.

The Selling Stockholder is the beneficial owner and holder of record of an aggregate of _________ (_____________) shares of the Company’s common stock, $0.001 par value per share (the “Repurchased Shares”).

B.

The Selling Stockholder desires to sell the Repurchased Shares to the Company, and the Company desires to purchase the Repurchased Shares from the Selling Stockholders on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements of the parties made in this Agreement, and for other good and valuable consideration, the parties hereby agree as follows:

A G R E E M E N T

1.

STOCK REPURCHASE.

1.1.

The Selling Stockholder hereby sells, transfers, assigns and delivers to the Company, and the Company purchases from Selling Stockholder, the Repurchased Shares free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, for an amount of ____________ Dollars ($__________) (the “Purchase Price”), such amount being [$0.10/$0.001] multiplied by the number of Repurchased Shares, to be paid by check of the Company or wire transfer of immediately available funds to an account designated in writing by the Selling Stockholder to the Company. The consummation of the actions provided for in this Section 1.1 shall be referred to as the “Closing”. Except for the payment of the Purchase Price in accordance with the terms hereof, the Selling Stockholder acknowledges and agrees that he is neither owed nor entitled to any additional compensation or consideration from the Company or its directors, officers, employees, agents, representatives or stockholders with respect to the purchase and sale of the Repurchased Shares.

1.2.

The parties hereto agree to (i) execute and deliver such other documents, instruments, waivers and certificates and (ii) do or perform such other actions as may be necessary to give effect to the sale of the Repurchased Shares.

2.

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder hereby represents and warrants to the Company as follows:

2.1.

As of the Closing, the Selling Stockholder is the sole beneficial owner of, and has good and marketable title to, the Repurchased Shares. As of the Closing, the Repurchased Shares are owned by the Selling Stockholder free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, and are subject to no restrictions with respect to transferability of the Repurchased Shares by the Selling Stockholder to the Company.

2.2.

The Selling Stockholder has taken all action required for the authorization, execution, delivery of and performance of all of his obligations under this Agreement.  The Selling Stockholder represents that this Agreement is a legal, valid and binding obligation of the Selling Stockholder enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The execution and delivery of, and the performance of the obligations under, this Agreement by the Selling Stockholder do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to the Selling Stockholder or the Repurchased Shares, nor do or will such execution, delivery or performance violate, conflict with or result in (with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which the Selling Stockholder is a party or is bound or to which the Repurchased Shares are subject.

2.3.

The Selling Stockholder acknowledges that the Company has advised him to seek his own legal counsel with respect to the transactions contemplated by this Agreement.  The Selling Stockholder has had a reasonable opportunity to obtain from the Company additional information, to the extent possessed by the Company or obtainable by the Company without unreasonable effort or expense. To the best of the Selling Stockholder’s knowledge and belief all information requested has been provided to the full satisfaction of the Selling Stockholder.

2.4.

The Selling Stockholder understands and acknowledges that the Selling Stockholder and the Company may have differing views of the current and likely future value of the Repurchased Shares. The Selling Stockholder further acknowledges that, except for the representations and warranties explicitly set forth herein, the Company is not and has not made any statement, representation or warranty to the Selling Stockholder concerning: (i) the fairness or adequacy of the consideration given or received under this Agreement; (ii) the current or likely future value of the Repurchased Shares; (iii) the markets, business, products, management, technical or marketing capabilities, financial affairs or prospects of the Company; or (iv) any other matter that has been relied upon by the Selling Stockholder or their respective legal counsel or advisors in assessing the value of the Repurchased Shares or determining whether to enter into this Agreement upon the terms and conditions set forth herein.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Selling Stockholder as follows:

3.1.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2.

The Company has the requisite corporate power and authority to enter into and perform this Agreement and to assume and perform its obligations hereunder. This Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. The execution and delivery of, and the performance of the obligations under, this Agreement by the Company do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to the Company, nor do or will such execution, delivery or performance violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which Company is a party.

4.

MISCELLANEOUS.

4.1.

Each party has participated in the drafting and preparation of this Agreement, and accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting. Each party represents that it is entering into this Agreement voluntarily, that it understands its final and binding effect.

4.2.

This Agreement, including all exhibits attached hereto, constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

4.3.

This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document duly executed by each party.

4.4.

This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to its choice-of-law provisions.

4.5.

The definitions, representations and warranties herein shall survive the execution and delivery of this Agreement. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed by any party hereto in accordance with their terms or are otherwise breached, then the other parties hereto will suffer immediate and irreparable harm or injury for which money damages will not be an adequate remedy. Accordingly, the parties hereto each agree with the other that, in addition to any other remedies, each party hereto shall be entitled to an injunction restraining any violation or threatened violation by any other party hereto of the provisions of this Agreement.

4.6.

Release.  Except as otherwise provided herein, each party hereto, on behalf of itself and its predecessors, successors and assigns, hereby unequivocally, irrevocably and unconditionally releases, surrenders, acquits and forever discharges the other party hereto and its subsidiaries, directors, officers, stockholders, members, partners, employees, affiliates, agents, advisors, attorneys, representatives, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all actions, causes of action, claims, suits, covenants, contracts, controversies, agreements, promises, indemnities, damages, judgments, remedies, demands and liabilities, of any nature whatsoever, in law, at equity or otherwise incurred prior to or as of the date hereof (collectively, the “Claims”), whether direct, derivative or otherwise, which have been, may be or ever could be asserted against any of the Released Parties, either for itself or otherwise for or on behalf of any other person, in connection with the Repurchased Shares or the negotiations relating to or consummation of this Agreement or any of the transactions contemplated hereby, other than any Claims arising under this Agreement.

4.7.

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

4.8.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.9.

Notices.  Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the addresses set forth at the beginning of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Stock Repurchase Agreement as of the date set forth above.

IASO PHARMA INC.

By: ________________________________
      Name:
      Title:

___________________________________

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